                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                           Twenty-Six                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 29,       June 30,          June 29,      June 30,
                                                          2002           2001              2002          2001
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:


Net income                                        $     20,762   $     19,287     $     12,248   $     10,933
                                                  ============   ============     ============   ============


Average number of common shares outstanding             16,223         17,007           16,252         16,989
                                                  ============   ============     ============   ============



Earnings per common share                         $       1.28   $       1.13     $       0.75   $       0.64
                                                  ============   ============     ============   ============

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